Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

BHP Group Limited

Pricing Details on BHP Billiton Finance (USA) Limited 4.875% Senior Notes due 2026

Issuer:	BHP Billiton Finance (USA) Limited

Guarantor:	BHP Group Limited

Security:	4.875% Senior Notes due 2026 (the “2026 Notes”)

Principal Amount:	US$1,000,000,000

Use of Proceeds:	General corporate purposes

Denominations:	US$2,000 and integral multiples of US$1,000

Settlement Date (T+3)**:	February 28, 2023

Guarantee:	Payment of the principal of and interest on the 2026 Notes is fully and unconditionally guaranteed by the Guarantor

Maturity Date:	February 27, 2026

Day Count:	30/360

Day Count Convention:	Following, unadjusted

Interest Rate:	4.875% per annum

Date interest starts accruing:	February 28, 2023

Interest Payment Dates:	February 27 and August 27 of each year, subject to the Day Count Convention, commencing on the First Interest Payment Date

First Interest Payment Date:	August 27, 2023

Benchmark Treasury:	4.000% due February 2026

Benchmark Treasury Price:	98 – 28 5/8

Benchmark Treasury Yield:	4.400%

Spread to Benchmark Treasury:	55bps

Re-offer Yield:	4.950%

Ranking:	The 2026 Notes are unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

Governing Law:	New York

Optional Redemption:	Make-Whole Call: at the Treasury Rate plus 10bps at any time

Issue Price:	99.794%

Gross Proceeds:	US$997,940,000

Underwriters’ Fee:	0.25%

All-in Price:	99.544%

Proceeds to Issuer:	US$995,440,000

Global Coordinator:	Barclays Capital Inc.

Joint Active Bookrunners:	Barclays Capital Inc. BofA Securities, Inc. BNP Paribas Securities Corp. MUFG Securities Americas Inc. Santander US Capital Markets LLC

Co-managers:

Australia and New Zealand Banking Group Limited
Bank of China Limited, London Branch
China Construction Bank (Asia) Corporation Limited
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.

DBS Bank Ltd.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC
ICBC Standard Bank Plc
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
nabSecurities, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
UBS Securities LLC
Westpac Banking Corporation

CUSIP:	055451 AY4

ISIN:	US055451AY40

**

BHP Billiton Finance (USA) Limited expects that delivery of the 2026 Notes will be made to investors on or about February 28, 2023, which will be the third business day following the date of pricing of the 2026 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2026 Notes prior to the second business day before the delivery of the 2026 Notes will be required, by virtue of the fact that the 2026 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2026 Notes who wish to trade 2026 Notes prior to the second business day prior to the date of delivery of the 2026 Notes should consult their advisors.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

No EEA or UK PRIIPs KID - No EEA or UK PRIIPs key information document (KID) has been prepared as the 2026 Notes are not available to retail in EEA or the UK.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, BNP Paribas Securities Corp. at 1-800-854-5674, MUFG Securities Americas Inc. at 1-877-649-6848 or Santander US Capital Markets LLC at 1-855-403-3636.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

BHP Group Limited

Pricing Details on BHP Billiton Finance (USA) Limited 4.750% Senior Notes due 2028

Issuer:	BHP Billiton Finance (USA) Limited

Guarantor:	BHP Group Limited

Security:	4.750% Senior Notes due 2028 (the “2028 Notes”)

Principal Amount:	US$1,000,000,000

Use of Proceeds:	General corporate purposes

Denominations:	US$2,000 and integral multiples of US$1,000

Settlement Date (T+3)**:	February 28, 2023

Guarantee:	Payment of the principal of and interest on the 2028 Notes is fully and unconditionally guaranteed by the Guarantor

Maturity Date:	February 28, 2028

Day Count:	30/360

Day Count Convention:	Following, unadjusted

Interest Rate:	4.750% per annum

Date interest starts accruing:	February 28, 2023

Interest Payment Dates:	February 28 and August 28 of each year, subject to the Day Count Convention, commencing on the First Interest Payment Date

First Interest Payment Date:	August 28, 2023

Benchmark Treasury:	3.500% due January 2028

Benchmark Treasury Price:	97-09

Benchmark Treasury Yield:	4.114%

Spread to Benchmark Treasury:	75bps

Re-offer Yield:	4.864%

Ranking:	The 2028 Notes are unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

Governing Law:	New York

Optional Redemption:	Make-Whole Call: at the Treasury Rate plus 15bps at any time before January 28, 2028 Par Call at any time on or after January 28, 2028

Issue Price:	99.499%

Gross Proceeds:	US$994,990,000

Underwriters’ Fee:	0.35%

All-in Price:	99.149%

Proceeds to Issuer:	US$991,490,000

Global Coordinator:	Barclays Capital Inc.

Joint Active Bookrunners:	Barclays Capital Inc. BofA Securities, Inc. BNP Paribas Securities Corp. MUFG Securities Americas Inc. Santander US Capital Markets LLC

Co-managers:

Australia and New Zealand Banking Group Limited
Bank of China Limited, London Branch
China Construction Bank (Asia) Corporation Limited
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.

DBS Bank Ltd.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
ICBC Standard Bank Plc
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
nabSecurities, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
UBS Securities LLC
Westpac Banking Corporation

CUSIP:	055451 AZ1

ISIN:	US055451AZ15

**

BHP Billiton Finance (USA) Limited expects that delivery of the 2028 Notes will be made to investors on or about February 28, 2023, which will be the third business day following the date of pricing of the 2028 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2028 Notes prior to the second business day before the delivery of the 2028 Notes will be required, by virtue of the fact that the 2028 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2028 Notes who wish to trade 2028 Notes prior to the second business day prior to the date of delivery of the 2028 Notes should consult their advisors.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

No EEA or UK PRIIPs KID - No EEA or UK PRIIPs key information document (KID) has been prepared as the 2028 Notes are not available to retail in EEA or the UK.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, BNP Paribas Securities Corp. at 1-800-854-5674, MUFG Securities Americas Inc. at 1-877-649-6848 or Santander US Capital Markets LLC at 1-855-403-3636.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

BHP Group Limited

Pricing Details on BHP Billiton Finance (USA) Limited 4.900% Senior Notes due 2033

Issuer:	BHP Billiton Finance (USA) Limited

Guarantor:	BHP Group Limited

Security:	4.900% Senior Notes due 2033 (the “2033 Notes”)

Principal Amount:	US$750,000,000

Use of Proceeds:	General corporate purposes

Denominations:	US$2,000 and integral multiples of US$1,000

Settlement Date (T+3)**:	February 28, 2023

Guarantee:	Payment of the principal of and interest on the 2033 Notes is fully and unconditionally guaranteed by the Guarantor

Maturity Date:	February 28, 2033

Day Count:	30/360

Day Count Convention:	Following, unadjusted

Interest Rate:	4.900% per annum

Date interest starts accruing:	February 28, 2023

Interest Payment Dates:	February 28 and August 28 of each year, subject to the Day Count Convention, commencing on the First Interest Payment Date

First Interest Payment Date:	August 28, 2023

Benchmark Treasury:	3.500% due February 2033

Benchmark Treasury Price:	96-29+

Benchmark Treasury Yield:	3.875%

Spread to Benchmark Treasury:	105bps

Re-offer Yield:	4.925%

Ranking:	The 2033 Notes are unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

Governing Law:	New York

Optional Redemption:	Make-Whole Call: at the Treasury Rate plus 20bps at any time before November 28, 2032 Par Call at any time on or after November 28, 2032

Issue Price:	99.804%

Gross Proceeds:	US$748,530,000

Underwriters’ Fee:	0.45%

All-in Price:	99.354%

Proceeds to Issuer:	US$745,155,000

Global Coordinator:	Barclays Capital Inc.

Joint Active Bookrunners:	Barclays Capital Inc. BofA Securities, Inc. BNP Paribas Securities Corp. MUFG Securities Americas Inc. Santander US Capital Markets LLC

Co-managers:

Australia and New Zealand Banking Group Limited
Bank of China Limited, London Branch
China Construction Bank (Asia) Corporation Limited
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.

DBS Bank Ltd.

Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
ICBC Standard Bank Plc
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
nabSecurities, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
UBS Securities LLC
Westpac Banking Corporation

CUSIP:	055451 BA5

ISIN:	US055451BA54

**

BHP Billiton Finance (USA) Limited expects that delivery of the 2033 Notes will be made to investors on or about February 28, 2023, which will be the third business day following the date of pricing of the 2033 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2033 Notes prior to the second business day before the delivery of the 2033 Notes will be required, by virtue of the fact that the 2033 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2033 Notes who wish to trade 2033 Notes prior to the second business day prior to the date of delivery of the 2033 Notes should consult their advisors.

Filed pursuant to Rule 433

Registration Nos. 333-269898 and

333-269898-01

February 23, 2023

No EEA or UK PRIIPs KID - No EEA or UK PRIIPs key information document (KID) has been prepared as the 2033 Notes are not available to retail in EEA or the UK.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, BNP Paribas Securities Corp. at 1-800-854-5674, MUFG Securities Americas Inc. at 1-877-649-6848 or Santander US Capital Markets LLC at 1-855-403-3636.